Exhibit 24-b

                                POWER OF ATTORNEY


          I, Robert B. Shapiro, a Director of Rockwell International Corporation, a Delaware corporation (the "Company"), hereby constitute WILLIAM
J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, in my name and in my capacity as a Director of the Company, (1) any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-43071) registering debt securities of the Company in an aggregate principal amount of up to $1,000,000,000 and any shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) (collectively, the Common Stock) issuable or deliverable upon conversion or exchange of any such debt securities that are convertible into or exchangeable for Common Stock; (2) any and all amendments (including supplements and post-effective amendments) to (a) the Registration Statement on Form S-8 registering securities to be sold under the Company's 1995 Long-Term Incentives Plan and 1988 Long-Term Incentives Plan (Registration No. 333-17055); (b) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's Savings Plan, as amended, the Company's Retirement Savings Plan for Certain Employees, as amended, the Reliance Electric Company Savings and Investment Plan, as amended, the Allen-Bradley Company Savings and Investment Plan for Salaried Employees, as amended, and the Allen-Bradley Company Savings and Investment Plan for Hourly Employees, as amended (Registration No. 333-17031); and (c) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Allen-Bradley Company Savings and Investment Plan for Represented Hourly Employees (Registration No. 333-17405); and (3) any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-24685) registering (a) certain shares of Common Stock acquired or which may be acquired by permitted transferees upon the exercise of transferable options assigned or to be assigned to them by certain participants in the Company's 1988 Long-Term Incentives Plan in accordance with that Plan and (b) the offer and resale by any such permitted transferee who may be deemed to be an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Common Stock so acquired or which may be acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option.


July 12, 1999


/s/ Robert B. Shapiro
------------------------
Robert B. Shapiro
Director